Exhibit 10.22

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of October 17, 2017, is made by GERALD A. SOLENSKY, whose address is 2019 Pondway, Troy, Michigan 48098 (the “Guarantor”), in favor of EQUIDEBT LLC, a Michigan limited liability company, whose address is 230 Huronview Blvd., Ann Arbor, Michigan 48103 (“Lender”).

RECITALS:

WHEREAS, Lender is providing to Zomedica Pharmaceuticals Corp. (the “Company”) a $5,000,000 line of credit (the “Loan”) pursuant to the terms of the Loan Agreement, dated of even date herewith, by and between the Company and the Lender (the “Loan Agreement”) and the related Promissory Note, dated of even date herewith, by and between the Company and the Lender (the “Note” and, collectively with the Loan Agreement, the “Loan Documents”); and

WHEREAS, the Guarantor is the Chairman of the Board, President and Chief Executive Officer of the Company;

WHEREAS, as of the date hereof, the Guarantor owns 37,201,100 common shares, without par value, of the Company; and

WHEREAS, the Guarantor, as the largest shareholder of the Company, will receive substantial financial benefits from the Loan; and

WHEREAS, the Lender would not make the Loan available to the Company but for this Guaranty; and

WHEREAS, in order to induce the Lender to provide the Loan to the Company, the Guarantor has agreed to guarantee the obligations of the Borrower under the Loan Documents on the terms set forth herein;

NOW, THEREFORE, in consideration of the benefits to the Guarantor of the Lender making the Loan available to the Company, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to provide the Loan to the Company, the Guarantor hereby agrees with the Lender as follows:

AGREEMENT:

1.       Definitions. Capitalized terms used in this Guaranty and not defined in this Guaranty shall have the respective meanings set forth in the Loan Documents. All references herein to any Loan Document or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein, terms defined above in the introductory paragraph and in the Recitals shall have the meanings indicated above, and the following terms shall have the following meanings:

“Guaranteed Obligations” means collectively all of the obligations of the Borrower under the Loan Documents as more further described in subsections (a) and (b) of Section 2.

“Obligor” means any person or entity obligated to make payments in respect of any of the Guaranteed Obligations, including the Borrower and the Guarantor.

2.       Guaranty.

(a) The Guarantor hereby absolutely and unconditionally guarantees to the Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of: (i) the Note and all principal, premium, if any, and all interest thereon and all other sums payable thereunder; (ii) all other obligations owing to the Lender under the Loan Documents; and (iii) all other sums payable under the other Loan Documents, whether for principal, premium, interest, fees or otherwise. Without limiting the generality of the foregoing, the Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Obligors described above in this subsection (a), or below in the following subsection (b), which would be owed by an Obligor even if they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving such Obligor.

(b) The Guarantor hereby, jointly and severally, irrevocably, absolutely, and unconditionally guarantees to the Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations owing to the Lender under the Loan Documents.

(c) If the Borrower shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, the Guarantor will, without demand by the Lender, pay such Guaranteed Obligation in full to the Lender. If an applicable Obligor shall for any reason fail to perform promptly any Guaranteed Obligation, the Guarantor will, without demand by the Lender, cause such Guaranteed Obligation to be performed or, if specified by the Lender, provide sufficient funds, in such amount and manner as the Lender shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by the Lender or such other person as the Lender shall designate.

(d) If an Obligor fails to pay or perform any Guaranteed Obligation as described in the immediately preceding subsections (a), (b), or (c), the Guarantor will incur the additional obligation to pay to the Lender, and the Guarantor will forthwith upon demand by the Lender pay, the amount of any and all expenses, including reasonable fees and disbursements of the Lender’s counsel and of any experts or agents retained by the Lender, which the Lender may incur as a result of such failure. Any expenses incurred under this Section 2(d) shall constitute Guaranteed Obligations.

(e) As between the Guarantor and the Lender, this Guaranty shall be considered a primary and liquidated liability of the Guarantor. This Guaranty constitutes a guaranty of payment, not of collection.

3.       Unconditional Guaranty.

(a) No action that the Lender may take or omit to take in connection with any of the Loan Documents, any of the Guaranteed Obligations (or any other indebtedness owing by any Obligor to the Lender), and no course of dealing of the Lender with any Guarantor or any other person or entity, shall release or diminish the Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford the Guarantor any recourse against the Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of the Lender or any Obligor. Without limiting the foregoing, the Guarantor hereby expressly agrees that the Lender may, from time to time, without notice to or the consent of the Guarantor, do any or all of the following, which shall not affect the Guarantor’s liability hereunder:

(i)       amend, change or modify, in whole or in part, any one or more of the Loan Documents (except an amendment to a Loan Document to which the Guarantor is a party to the extent such amendment requires the consent of the Guarantor) and give or refuse to give any waivers or other indulgences with respect thereto;

(ii)       neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligations, to foreclose or take or prosecute any action in connection with any Loan Document, to bring suit against any Obligor or any other person or entity, or to take any other action concerning the Guaranteed Obligations or the Loan Documents;

(iii)       accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Guaranteed Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise);

(iv)       compromise or settle any unpaid or unperformed Guaranteed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Loan Documents;

(v)       discharge, release, substitute or add Obligors in respect of any of the Guaranteed Obligations or fail to enforce any obligation of any Obligor; or

(vi)       apply all monies received from obligor in respect of any of the Guaranteed Obligations or others as it may determine to be in its best interest, without in any way being required to marshal assets or to apply all or any part of such monies upon any particular Guaranteed Obligations.

(b) No action or inaction of any Obligor or any other person or entity, and no change of law or circumstances, shall release or diminish the Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford such Guarantor any recourse against the Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of the Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of the Guarantor:

(i)       any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings;

(ii)       the failure by the Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party;

(iii)       the release by operation of law of any Obligor from any of the Guaranteed Obligations or any other obligations to the Lender;

(iv)       the invalidity, deficiency, illegality, or unenforceability of any of the Guaranteed Obligations or the Loan Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Guaranteed Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse of any Obligor whatsoever, in each case other than the actual and indefeasible final payment and performance in full of the Guaranteed Obligations in accordance with the terms of the Loan Documents;

(v)       the failure of any Obligor or any other person or entity to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, or the Lender;

(vi)       the fact that the Guarantor may have incurred directly part of the Guaranteed Obligations or is otherwise primarily liable therefor; or

(vii)       without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety, in each case other than the actual and indefeasible final payment and performance in full of the Guaranteed Obligations in accordance with the terms of the Loan Documents.

(c) The Lender may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other person or entity. The Lender may maintain an action against the Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

(d) If any payment to the Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason the Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to the Lender shall not constitute a release of the Guarantor from any liability hereunder, and the Guarantor agrees to pay such amount to the Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in the Lender.

(e) This is a continuing guaranty and shall apply to and cover all Guaranteed Obligations and renewals and extensions thereof and substitutions therefor from time to time.

4.       Waiver. The Guarantor hereby waives, with respect to the Guaranteed Obligations, this Guaranty, and the other Loan Documents:

(a)       notice of the incurrence of any Guaranteed Obligation, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of any Obligor (it being understood and agreed that: (i) the Guarantor shall take full responsibility for informing himself of such matters, (ii) the Lender shall have no responsibility of any kind to inform the Guarantor of such matters, and (iii) the Lender is hereby authorized to assume that the Guarantor, by virtue of his relationships with the other Obligors which are independent of this Guaranty, has full and complete knowledge of such matters whenever the Lender extends credit to such Obligors or takes any other action which may change or increase such Guarantor’s liabilities or losses hereunder);

(b)       notice that the Lender, any Obligor, or any other person or entity has taken or omitted to take any action under any Loan Document or any other agreement or instrument relating thereto or relating to any Guaranteed Obligation;

(c)       notice of acceptance of this Guaranty and all rights of the Guarantor under any statute or law discharging the Guarantor from liability hereunder for failure to sue on this Guaranty;

(d)       demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance; and

(e)       notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

Notwithstanding the foregoing clauses (a) through (e), the Guarantor does not waive any notices specifically required in any Loan Document to which the Guarantor is a party but agrees that to the extent permitted by applicable law the failure of the Lender to provide any such notices pursuant to the provisions of any Loan Document shall not release or diminish the Guarantor’s obligations, liabilities, agreements or duties hereunder, or otherwise affect this Guaranty in any way.

5.       Exercise of Remedies. The Lender shall have the right to enforce, from time to time, in any order and at the Lender’s sole discretion, any rights, powers and remedies which the Lender may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of any properties or rights, whether real or personal, tangible or intangible; and the Guarantor shall be liable to the Lender hereunder for any deficiency resulting from the exercise by the Lender of any such right or remedy even though any rights that the Guarantor may have against any other Obligor or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of the Lender hereunder are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against any Obligor or any other person or entity.

6.       Limited Subrogation. Until all of the Guaranteed Obligations have been finally and indefeasibly paid in cash and performed in full, the Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor in connection with this Guaranty (including any right of subrogation under any statute or other law), and the Guarantor hereby waives any rights to enforce prior to such time any remedy that the Guarantor may have against an Obligor in connection with this Guaranty or the Guaranteed Obligations until such time. If any amount shall be paid to the Guarantor on account of any such subrogation or other rights, or any such other remedy, at any time when all of the Guaranteed Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full in cash, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Lender to be held by the Lender as security for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any portion of the Guaranteed Obligations, whether matured or unmatured, in such order as the Lender shall elect.

7.       Successors and Assigns. The Guarantor’s rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of the Guarantor, as well as the Guarantor. This Guaranty shall apply to and inure to the benefit of the Lender and its successors or permitted assigns.

8.       No Oral Change; Amendments; Guaranty Supplements for Additional Guarantors. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantors and the Lender, and no waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.       Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

10.       Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

11.       Term. This Guaranty shall be irrevocable until all of the Guaranteed Obligations have been completely, finally and indefeasibly paid in full in cash and performed, and all obligations and undertakings of each Obligor under, by reason of, or pursuant to the Loan Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Lender pursuant to the Loan Documents shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

12.       Notices. Any notice or communication required or permitted hereunder shall be given in the manner as provided in the Loan Agreement, to the addresses listed in the Loan Agreement. Notice to the Guarantor shall be given to the Guarantor at the address set forth above.

13.       Counterparts; Fax. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.

14.       Governing Law; Waiver of Damages.

(a)       Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of Michigan (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction).

(d)       Service of Process. The Guarantor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

(e)       Waiver of Damages. The Guarantor waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

15.       WAIVER OF JURY TRIAL. THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

By:	/s/ Gerald A. Solensky
Gerald A. Solensky

ACCEPTED:

EQUIDEBT LLC, a Michigan limited liability company

By:	/s/ Bradley J. Hayosh
Bradley J. Hayosh
Its: Manager